Exhibit 3.281

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation, as amended to date, of PARKER SANITATION II, INC., a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is P08000098158.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capital, this the Second day of November, 2012.

Ken Detzner
Secretary of State

ARTICLES OF INCORPORATION OF PARKER SANITATION II, INC.

The undersigned, acting as incorporator of a Corporation under the Florida Corporation Act, adopts the following Articles of Incorporation for such corporation:

ARTICLE I - NAME

The name of this corporation is PARKER SANITATION II, INC.

ARTICLE II - PURPOSE

This corporation is organized for the purpose of transacting any or all lawful business.

ARTICLE III - CAPITAL STOCK

This corporation is authorized to issue one hundred (100) shares of One Dollar ($ 1.00) par value of common stock, which shall be designated “Common Shares”.

THIS INSTRUMENT PREPARED BY:

Theodore R. Howell, Esq.

Fla. Bar No. 16630

Barron, Redding, Hughes, Fite,

Bassett, Fensom & Sanborn, P.A.

220 McKenzie Avenue

P.O. Box 2467

Panama City, FL. 32402

(850) 785-7454

ARTICLE IV - INITIAL PRINCIPAL OFFICE AND REGISTERED AGENT

The street address of the initial principal office of the corporation in the State of Florida is 5722 South Lagoon Drive, Panama City Beach, FL 32408, and the name of the initial registered agent is Theodore R. Howell, Esq. whose address is 220 McKenzie Avenue, Panama City, FL 32401.

ARTICLE V - MANAGEMENT BY SHAREHOLDERS

The business of this corporation shall be managed by its shareholders rather than a Board of Directors. In the management of the business of this corporation, the act of the shareholders representing the majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall be the act of the shareholders, except as otherwise provided for in any Shareholders’ Agreement entered into. Each shareholder shall be entitled to one vote in person, or by proxy, for each share of voting stock held by him. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders for the management of the business of the corporation.

ARTICLE VI - PREEMPTIVE RIGHTS

Every shareholder, upon the sale for cash of any new stock of this corporation of the same kind, class or series as that which he already holds, shall have the right to purchase his pro rata share (as nearly as may be done without the issuance of fractional shares) at the price at which it is offered to others.

ARTICLE VII - CUMULATIVE VOTING RIGHTS

At each election for directors, every shareholder entitled to vote in the election shall have the right to cumulate his votes by giving one candidate as many votes as the number of directors to be elected at that time multiplied by the number of his shares, or by distributing the votes on the same principle among any number of the candidates.

ARTICLE VIII - INDEMNIFICATION

This corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

ARTICLE IX - TERM OF EXISTENCE

This corporation is to exist perpetually.

ARTICLE X - INCORPORATOR

The name of the person signing these Articles is Theodore R. Howell, as the authorized representative of the shareholders, whose address is 220 McKenzie Ave., Panama City, FL 32401.

IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation this 31st day of October, 2008.

STATE OF FLORIDA

COUNTY OF BAY

The foregoing Articles of Incorporation of was acknowledged before me this 31st day of October, 2008, by Theodore R. Howell, who is personally known to me.

(Print Name)

Notary Public
Commission #

My Commission expires:

ACCEPTANCE OF DESIGNATION OF REGISTERED AGENT OF PARKER SANITATION II, INC.

Having been named to accept service of process for the above-named corporation, at the place designated in the Articles of Incorporation, I hereby accept to act in this capacity, and agree to comply with the provisions of the Florida Business Corporation Act relative to keeping open said office.

Dated this 31st day of October, 2008.

Theodore R. Howell, Esq.
Registered Agent

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF PARKER SANITATION II, INC.

Document # P08000098158

Pursuant to the provisions of Section 607.1006 of the Florida Statutes, Parker Sanitation II, Inc. (“Corporation”), a Florida Profit Corporation, amends its Articles of Incorporation as follows:

ARTICLE V – “Management by Shareholders” shall be deleted in its entirety and replaced by the following:

ARTICLE V – Management: The Corporation’s business and affairs shall be managed under the direction of a Board of Directors.

This Amendment was adopted by written consent of the sole shareholder of the Corporation on April 30, 2011.

PARKER SANITATION II, INC.

By
Raphael B. Bruckert
Vice President